CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-29511 on Form N-1A of our report dated December 22, 2011, relating to the financial statements and financial highlights of the Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Cash Reserves Fund, Bond Fund, High Income Fund, Diversified Income Fund, Equity Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Fund, Small Cap Fund, and International Stock Fund, each a series of MEMBERS Mutual Funds, appearing in the Annual Report on Form N-CSR of MEMBERS Mutual Funds for the periods ended October 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

(signature)

Deloitte & Touche LLP

Milwaukee, WI
February 27, 2012